Exhibit 10.4.1

Amendment No. 1 to the Master Loan Agreement

This Amendment No. 1 (this “Amendment”), dated as of March 5, 2009, to the Master Loan Agreement dated as of the 6th day of August, 2008 (the “Loan Agreement”), is made by and between MapCash Management Ltd., an Antigua and Barbuda corporation (the “Lender”), and each of FastCash International Limited, a British Virgin Islands corporation (“FCI”), FastCash Dominica Ltd., a Commonwealth of Dominica corporation (“FC Dominica”), Financial Services  Inc., a Commonwealth of Dominica corporation  (“FSI”), FastCash (St. Lucia) Ltd., a St. Lucia corporation  (“FC St. Lucia”), CashExpress Ltd., a St. Vincent and the Grenadines corporation  (“CE St. Vincent”), FastCash Limited, a Grenada corporation (“FC Grenada”), and FastCash (Antigua) Limited, an Antigua and Barbuda corporation  (“FC Antigua” and, together with FC Dominica, FSI, FC St. Lucia, CE St. Vincent and FC Grenada, collectively hereinafter the “Borrowers”).  Capitalized terms used and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

Whereas, pursuant to Section 1.4 of the Loan Agreement the entire unpaid principal balance of the Loans, all accrued and unpaid interest and fees thereon and all other amounts due under the Loan Agreement shall be paid on demand; and

Whereas, the Lender and the Borrowers wish to amend the Loan Agreement to provide that the entire unpaid principal balance of the Loans, all accrued and unpaid interest and fees thereon and all other amounts due under the Loan Agreement shall be paid on or before July 10, 2010.

Now, Therefore, for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.           Section 1.4 of the Loan Agreement is hereby deleted in its entirety, and the following new Section 1.4 is inserted in lieu thereof:

“1.4.
Payment. The Borrowers shall have the right to repay all or any portion of the Principal Sum from time to time and request re-advances of all or any portion of the Principal Sum, provided that the total amount outstanding at any time shall not exceed the Principal Sum plus accrued Base Interest for one month. Accrued and unpaid interest shall be paid on the first day of each January, April, July and October after the date hereof. The entire unpaid principal balance of the Loans, all accrued and unpaid interest and fees thereon, and all other amounts due hereunder shall be paid on or before July 10, 2010.”

2.           This Amendment may be executed by facsimile in one or more counterparts.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first written above.

Lender:

MAPCASH MANAGEMENT LTD.

By.	/s/ Jonathan Malamud
Name:	Jonathan Malamud
Title:	Director

Borrowers:

FASTCASH INTERNATIONAL LIMITED

By.	/s/ Jonathan Malamud
Name:	Jonathan Malamud
Title:	Director

FASTCASH DOMINICA LTD.

By.	/s/ Robert Tonge
Name:	Robert Tonge
Title:	CEO

FINANCIAL SERVICES INC.

By.	/s/ Robert Tonge
Name:	Robert Tonge
Title:	CEO

FASTCASH (ST. LUCIA) LTD.

By.	/s/ Robert Tonge
Name:	Robert Tonge
Title:	CEO

CASHEXPRESS LTD.

By.	/s/ Robert Tonge
Name:	Robert Tonge
Title:	CEO

FASTCASH LIMITED

By.	/s/ Robert Tonge
Name:	Robert Tonge
Title:	CEO

FASTCASH (ANTIGUA) LIMITED

By.	/s/ Robert Tonge
Name:	Robert Tonge
Title:	CEO